Exhibit 99.1
Investor and Media Contact:
ir@oxigene.com
650-635-7000
OXiGENE Announces Purchase Agreement for up to $20 Million
with Lincoln Park Capital
SOUTH SAN FRANCISCO, Calif., November 28, 2011 — OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, announced today that it has signed a purchase agreement for the sale, from time to time, of up to $20 million of its common stock with Lincoln Park Capital Fund, LLC (LPC), a Chicago-based institutional investor. The proceeds from any sales under this purchase agreement will be used to advance OXiGENE’s late and early-stage clinical pipeline.
“OXiGENE’s highest near-term priority is to obtain sufficient funding to enable us to pursue our FACT 2 registration trial in anaplastic thyroid cancer, as well as to continue to support ongoing clinical programs in other tumor types and advance our earlier stage programs,” said Peter J. Langecker, M.D., Ph.D., OXiGENE’s Chief Executive Officer.
During the 36-month term of the purchase agreement, OXiGENE controls the timing and amount of any sales to LPC, if and when the Company decides, in accordance with the purchase agreement. LPC has no right to require the Company to sell any shares to LPC, but LPC is obligated to make purchases as OXiGENE directs, subject to certain conditions, which include the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission covering the resale of the shares that may be issued to LPC. There are no upper limits to the price LPC may pay to purchase the Company’s common stock and the purchase price of the shares related to any future sales will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC without any fixed discount. The agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.
A more detailed description of the purchase agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The Company’s major focus is developing vascular disrupting agents that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.
About Lincoln Park Capital
LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.LincolnParkCapital.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include our expected use of proceeds from our financing arrangement with LPC, our business and clinical program priorities and the achievement of our business and financing objectives, may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development and regulatory review, and the availability of additional financing to continue development of our programs.
Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
###